Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State
Feb 08, 2000

1.	NAME OF CORPORATION: ROYAL MONARCH MEDIA, INC.
2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
            Name of Resident Agent:  State Agent and Transfer Syndicate, Inc.
Street address:  318 North Carson Street Suite 214, Carson City, NV, 89701
3.	SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value:  100,000,000 Par value: .001Number of shares without per value:                 .
      4.   GOVERNING BOARD: shall be styled as:      X       Directors   Trustees
The FIRST BOARD OF DIRECTIORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary:
David E. Mead 459 Bowling Branch Rd., Cottontown, TN, 37048
5.	Purpose: The purpose of the corporation shall be:
      To enter into the business of publishing, and marketing of media and related products.
6.
OTHER MATTERS:  This form includes the minimal statutory requirements to incorporate under NRS78.  You may attach additional information pursuant NRS 78.037 or any other information you deem appropriate.  If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.  Number of pages attached, 1.

7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:

David E. Mead
459 Bowling Branch Rd., Cottontown, TN 37048
/s/David E. Mead   .

State of TN, County of Sumner

This Instrument was acknowledged before me on  Feb. 7, 2000, by David E. Mead as incorporator of Royal Monarch Media, Inc.

 /s/                                                  .
My commission Expires Jan. 26, 2002

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
STATE AGENT AND TRANSFER SYNDICATE, hereby accept appointment as Resident Agent for the above named corporation.  CHĔR FALK FOR STATE AGENT AND TRANSFER                                                                                                       2/8/00